ITT INC.
2011 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
THIS AGREEMENT (the “Agreement”), effective as of the 4th day of March, 2024, by and between ITT Inc. (the “Company”) and _______________ (the “Grantee”),
WITNESSETH:
WHEREAS, the Grantee is now employed by the Company or an Affiliate (as defined in the Company’s 2011 Omnibus Incentive Plan (the “Plan”)) as an employee, and in recognition of the Grantee’s valued services, the Company, through the Compensation and Human Capital Committee of its Board of Directors (the “Committee”), desires to provide an inducement to remain in service of the Company and as an incentive for increased efforts during such service pursuant to the provisions of the Plan.
NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement and which provides definitions for capitalized terms not otherwise defined herein, and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:
1.Grant of Restricted Stock Units. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby confirms the grant on March 4, 2024 (the “Grant Date”) to the Grantee of _______________ Restricted Stock Units. The Restricted Stock Units are notional units of measurement corresponding to Shares of common stock (i.e., one Restricted Stock Unit is equivalent in value to one Share).
The Restricted Stock Units represent an unfunded, unsecured right to receive Shares (and dividend equivalent payments pursuant Section 2(b) hereof) in the future if the conditions set forth in the Plan and this Agreement are satisfied.
2.Terms and Conditions. It is understood and agreed that the Restricted Stock Units are subject to the following terms and conditions:
(a)Restrictions. Except as otherwise provided in the Plan and this Agreement, neither this Award nor any Restricted Stock Units subject to this Award may be sold, assigned, pledged, exchanged, transferred, hypothecated or encumbered, other than to the Company as a result of forfeiture of the Restricted Stock Units.
(b)Voting and Dividend Equivalent Rights. The Grantee shall not have any privileges of a stockholder of the Company with respect to the Restricted Stock Units, including without limitation any right to vote Shares or to receive dividends. Dividend equivalents shall be earned with respect to each Restricted Stock Unit that vests. The amount of dividend equivalents earned with respect to each such Restricted Stock Unit that vests shall be equal to the total dividends

Form 2- RSU- M6 & Above (Non-CA)

declared on a Share where the record date of the dividend is between the Grant Date of this Award and the date this Award is settled. Any dividend equivalents earned shall be paid in cash to the Grantee when the Shares subject to the vested Restricted Stock Units are issued. No dividend equivalents shall be earned or paid with respect to any Restricted Stock Units that do not vest. Dividend equivalents shall not accrue interest.
(c)Vesting of Restricted Stock Units and Payment.
(i)Vesting. Subject to earlier vesting pursuant to subsection 2(d) below, the Restricted Stock Units shall vest in three installments (meaning the Period of Restriction shall lapse and the Restricted Stock Units shall become free of the forfeiture provisions in this Agreement) in accordance with the following schedule:
(A)One-third of the Restricted Stock Units shall vest on March 4, 2025,
(B)One-third of the Restricted Stock Units shall vest on March 4, 2026,
(C)One-third of the Restricted Stock Units shall vest on March 4, 2027;
provided in each case that the Grantee has been continuously employed by the Company or an Affiliate on a full-time basis from the Grant Date through the date such Restricted Stock Units vest. For the avoidance of doubt, continuous employment of a Grantee by the Company or an Affiliate for purposes of vesting in the Restricted Stock Units granted hereunder shall include continuous employment with the Company for so long as the Grantee continues working at such entity.
(ii)Payment of the Award. Except as provided in subsection 2(l) below, as soon as practicable after the date the Restricted Stock Units vest (including vesting upon a separation from service pursuant to subsection 2(d) below), the Company will deliver to the Grantee (A) one Share for each vested Restricted Stock Unit, with any fractional Shares resulting from proration pursuant to subsection 2(d) to be rounded to the nearest whole Share (with 0.5 to be rounded up) and (B) an amount in cash attributable to any dividend equivalents earned in accordance with subsection 2(b) above, in the case of (A) and (B) less any Shares or cash withheld in accordance with subsection 2(e) below.
(iii)Payment after Acceleration Event. If, prior to the payment date, Shares cease to exist as a result of an Acceleration Event and this Award is not assumed, converted, or otherwise replaced with a comparable award, the RSUs shall be settled in cash instead of Shares, and the amount of cash

Form 2- RSU- M6 & Above (Non-CA)

paid on the settlement date specified in this Agreement shall equal the sum of (A) the Fair Market Value of one Share multiplied by the number of vested RSUs, plus (B) the dividend equivalents described herein. For this purpose, “Fair Market Value” shall be the fair market value on the date of the Acceleration Event. However, if the Acceleration Event constitutes a change in control under Section 409A of the Code and any related regulations or other effective guidance promulgated thereunder (“Section 409A”) and, immediately following the Acceleration Event the common stock of the Company (or, if applicable, its successor) is not publicly traded, the Restricted Stock Units shall immediately become 100% vested as of the date of the Acceleration Event and be settled on such date.
(d)Effect of Termination of Employment. If the Grantee's employment with the Company and its Affiliates is terminated for any reason and such termination constitutes a “separation from service” within the meaning of Section 409A, any Restricted Stock Units that are not vested at the time of such separation from service shall be immediately forfeited except as follows:
(i)Separation from Service due to Death or Disability. If the Grantee's separation from service is due to death or Disability (as defined below), the Restricted Stock Units shall immediately become 100% vested as of such separation from service. For purposes of this Agreement, the term “Disability” shall mean the complete and permanent inability of the Grantee to perform all of his or her duties under the terms of his or her employment, as determined by the Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary.
(ii)Separation from Service due to Early Retirement or Separation from Service by the Company for Other than Cause. If the Grantee's separation from service is due to Early Retirement (as defined below) or an involuntary separation from service by the Company (or an Affiliate, as the case may be) for other than Cause (other than as specified in (iv), below), a prorated portion of the Restricted Stock Units shall immediately vest as of such separation from service. For these purposes,
(A)the prorated portion of the Restricted Stock Units shall be determined by (x) multiplying the total number of Restricted Stock Units subject to this Award by a fraction, the numerator of which is the number of full months during which the Grantee has been continually employed since the Grant Date (not to exceed 36 in the aggregate) and the denominator of which is 36 (for avoidance of doubt, the period during which the Grantee may receive severance in the form of salary continuation or otherwise shall not affect the determination of the date of the Grantee’s separation from service or the date this Award is settled, and subtracting from that amount

Form 2- RSU- M6 & Above (Non-CA)

(y) the number of Restricted Stock Units that have already vested pursuant to Section 2(c)(i)); and
(B)full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months.
For purposes of this Agreement, the term “Early Retirement” shall mean any termination (other than a Normal Retirement) of the Grantee’s employment after the date the Grantee attains age 55 and completes 10 or more years of Effective Service (as such term is defined in the ITT Retirement Savings Plan). The term “Cause” shall mean “cause” as defined in any employment agreement then in effect between the Grantee and the Company, or if not defined therein, or if there is no such agreement, the Grantee’s (a) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (b) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (c) engagement in any activity that the Grantee knows or should know could harm the business or reputation of the Company or an affiliate; (d) material failure to adhere to the Company’s or its subsidiaries’ or affiliates’ corporate codes, policies or procedures as in effect from time to time; (e) willful failure to perform the Grantee’s assigned duties, repeated absenteeism or tardiness, insubordination, or the refusal or failure to comply with the directions or instructions of the Grantee’s supervisor, as determined by the Company or an affiliate; (f) violation of any statutory, contractual, or common law duty or obligation to the Company or an affiliate, including, without limitation, the duty of loyalty; (g) the Grantee’s violation of any of the applicable provisions of subsection 2(g) of this Agreement; or (h) breach of any restrictive covenant, including confidentiality or non-competition covenants, entered into between the Grantee and the Company or an affiliate. The determination of the existence of Cause shall be made by the Company in good faith, and such determination shall be conclusive for purposes of this Agreement.
(iii)Separation from Service Due to Normal Retirement. If the Grantee’s separation from service is due to Normal Retirement (as defined below), and the separation from service occurs at least twelve (12) months after the Grant Date, the Grantee’s Restricted Stock Units shall immediately become 100% vested as of such separation from service. If the Grantee’s separation from service is due to Normal Retirement and the separation from service occurs within the twelve (12) month period beginning on the Grant Date, a prorated portion of the Restricted Stock Units shall immediately vest as of such separation from service in an amount equal to the number of Restricted Stock Units granted herein multiplied by a fraction, the numerator of which is the number of full months in such twelve (12) month period that were completed before the Grantee’s separation and the denominator of which is twelve (12). For this purpose,

Form 2- RSU- M6 & Above (Non-CA)

full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months.
For purposes of this Agreement, the term “Normal Retirement” shall mean any termination of the Grantee’s employment after (A) the date the Grantee attains age 62 and completes 10 or more years of Effective Service (as such term is defined in the ITT Retirement Savings Plan) or, if earlier, (B) the date the Grantee attains age 65.
(iv)Separation from Service After an Acceleration Event. If the Grantee’s employment is terminated on or within two (2) years after an Acceleration Event (A) by the Company (or an Affiliate, as the case may be) for other than Cause, as defined herein, and not because of the Grantee’s Early or Normal Retirement, Disability, or death, or (B) by the Grantee because of Good Reason, then any unvested Restricted Stock Units shall immediately become 100% vested. For this purpose, the term “Good Reason” shall mean (i) without the Grantee’s express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates within 30 days after receipt of notice thereof given by the Grantee, (a) a reduction in the Grantee’s annual base compensation (whether or not deferred), (b) the assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (c) any other action by the Company or its affiliates that results in a material diminution in such position, authority, duties or responsibilities; or (ii) without the Grantee’s express written consent, the Company’s requiring the Grantee’s primary work location to be other than within twenty-five (25) miles of the location where the Grantee was principally working immediately prior to the Acceleration Event; provided, that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Grantee’s knowledge thereof, unless the Grantee has given the Company notice thereof prior to such date.
(e)Tax Withholding. In accordance with Article 15 of the Plan, the Company may make such provisions and take such actions as it may deem necessary for the withholding of all applicable taxes attributable to the Restricted Stock Units and any related dividend equivalents.
(f)Grantee Bound by Plan and Rules. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement and agrees to be bound by the terms and provisions thereof. The Grantee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee prior to the date the Restricted Stock Units vest. The Committee shall be authorized to make all necessary interpretations concerning the provisions of this Agreement and the proper application of those provisions to particular fact patterns, including but not

Form 2- RSU- M6 & Above (Non-CA)

limited to the basis for the Grantee’s termination of employment, and any such interpretation shall be final. Terms used herein and not otherwise defined shall be as defined in the Plan.
(g)Non-Competition, Non-Solicitation and Non-Disparagement. In consideration of the Company entering into this Agreement with the Grantee, the Grantee agrees as follows:
(i)During Grantee’s employment with the Company (which, for purposes of this subsection 2(g) includes its subsidiaries), Grantee will not, directly or Indirectly, engage or attempt to engage in any activity that conflicts with Grantee’s employment obligations to the Company, or violates ITT’s Code of Conduct. Activities and commitments as used herein do not include passive investments in stocks or other financial instruments. “Indirectly” means Grantee will not assist others in performing those activities Grantee is prohibited from engaging in directly pursuant to the terms of this Agreement.
(ii)During Grantee’s employment and for a period of twelve (12) months following Grantee’s Last Day, Grantee agrees that Grantee will not within the Restricted Area, directly or Indirectly, except with the Company’s prior written approval from an authorized officer, either as an employee, employer, consultant, agent, principal, partner, stockholder, member, corporate officer, director or in any other individual or representative capacity, engage or attempt to engage in a Competitive Activity. “Competitive Activity” shall mean performing the same or similar services Grantee performed on behalf of the Company for, or have an ownership interest in, a Competitor. “Competitor” shall mean any person, firm, or corporation engaged in, or about to be engaged in, the same or a substantially similar business as the Company within the Restricted Area. As used in this Agreement: “Restricted Area” means the territory (i.e. the assigned territory or, in the absence of an assigned territory, the narrower of the (i) state(s), (ii) county(ies), or (iii) city(ies) Grantee provided Material services), during the twelve (12) months prior to the Last Day, Grantee: (a) provided Material services on behalf of the Company (or in which Grantee supervised, directly or Indirectly, the servicing activities), or (b) if Grantee had national responsibilities for the Company, any location where Grantee performed Material responsibilities and where performing those responsibilities for a Competitor will provide an unfair advantage to that Competitor, including because of Grantee’s access to and use of confidential information; “Material” means Grantee’s primary job duties and responsibilities for the Company; “Last Day” means Grantee’s last day of employment with the Company regardless of the reason for Grantee’s separation, including voluntary and involuntary.

Form 2- RSU- M6 & Above (Non-CA)

(iii)During Grantee’s employment and for a period of twelve (12) months following Grantee’s Last Day, the Grantee shall not, directly or Indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company, including a reduction in such services or products. As used in this Agreement: “Customer” means any person(s) or entity(ies) whom, within twelve (12) months prior to the Last Day, Grantee, directly or Indirectly (e.g., through employees whom Grantee supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company.
(iv)During Grantee’s employment and for a period of twelve (12) months following Grantee’s Last Day, Grantee shall not, directly or Indirectly (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or assist others in soliciting, recruiting or encouraging, any Company employees with whom Grantee worked, had business contact, or about whom Grantee gained non-public or confidential information (“Protected Employees”); (b) contact or communicate with Protected Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Protected Employees or provide references or any other information about them; (d) provide or pass along to Protected Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Protected Employees.
(v)Grantee agrees not to make or publish any disparaging or defamatory statements about the Company, or any of the Company’s current, former or future managers or representatives.
(vi)Grantee agrees that damages in the event of a breach by Grantee of Grantee’s obligations in this Agreement, including in this subsection 2(g), would be difficult if not impossible to ascertain, and that any such breach will result in irreparable and continuing damage to the Company. Therefore, Grantee agrees that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an immediate injunction or other equitable relief (without posting bond or other form of security) in the Chosen Courts (as defined below) enjoining any such threatened or actual breach. The existence of this right shall not preclude the Company from also pursuing any other rights and remedies at law or in equity that it may have.

Form 2- RSU- M6 & Above (Non-CA)

(vii)If the Grantee violates the terms of this subsection 2(g), then, in addition to any other remedy the Company might have, no amount shall be due to the Grantee under this Agreement and the Grantee shall be required to repay to the Company all amounts and Shares paid under this Agreement (or proceeds therefrom).
(viii)Notice to Attorneys. For a Grantee who is an attorney, the provisions in subsection 2(g)(ii) will apply only to prohibit Grantee’s employment for twelve (12) months in any position in the Restricted Area that involves non-legal responsibilities similar to those performed for the Company. This restriction and the other restrictions in subsection 2(g) are not intended to bar Grantee from performing solely legal functions for any entity or client, provided that work does not involve or risk the disclosure of the Company’s attorney-client privileged information or other confidential information, as defined in the Grantee’s respective confidentiality agreement with the Company.
(ix)The non-competition obligations in this section shall not apply to Grantee if Grantee is covered under applicable state or local law prohibiting non-competes, including on the basis of Grantee’s income at the time of enforcement.
(h)Governing Law. This Agreement is issued, and the Restricted Stock Units evidenced hereby are granted, in Stamford, Connecticut, and shall be governed and construed in accordance with the laws of the State of Connecticut, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
(i)Jurisdiction. Grantee hereby consents to the personal jurisdiction of and venue in the state and federal courts in the state of Connecticut (collectively, the “Chosen Courts”), and agrees that such Chosen Courts shall have exclusive jurisdiction to hear and determine or settle any dispute that may arise out of or in connection with this Agreement, and that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chosen Courts.
(j)Attorneys’ Fees. If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action will be entitled to recover its reasonable attorneys’ fees and costs related to such action or proceeding.
(k)Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any

Form 2- RSU- M6 & Above (Non-CA)

of the terms or provisions of this Agreement in any other jurisdiction and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.
(l)Tolling. The Company reserves the right to request, and Grantee will not object, that a court of competent jurisdiction extend the restricted period for any period of time that Grantee is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Grantee’s promises in the restrictive covenants.
(m)Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Section 409A, and the Plan and this Agreement shall be interpreted accordingly.
(i)If it is determined that all or a portion of the Award constitutes deferred compensation for purposes of Section 409A, and if the Grantee is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code, at the time of the Grantee’s separation from service, then, to the extent required under Section 409A, any Shares that would otherwise be distributed (along with the cash value of all dividend equivalents that would be payable) upon the Grantee’s separation from service shall instead be delivered (and, in the case of the dividend equivalents, paid) on the earlier of (x) the first business day of the seventh month following the date of the Grantee’s separation from service or (y) the Grantee’s death.
(ii)It is intended that this Agreement shall comply with the provisions of Section 409A, or an exception to Section 409A, to the extent applicable, so as not to subject the Grantee to the payment of interest and taxes under Section 409A. Further, any reference to termination of employment, Early Retirement, Normal Retirement, separation from service, or similar terms under this Agreement shall be interpreted in a manner consistent with the definition of “separation from service” under Section 409A.
(iii)In no event will payment be made later than the date on which payment is treated as being timely under Treas. Reg. § 1.409A-3(d), generally referring to the last day of the calendar year in which the RSUs vest or, if later, the 15th day of the third calendar month following the vesting date, and subject to any delay required under paragraph (i), above. (For this purpose, vesting and vesting date refer to the vesting date designated in this Agreement.) The Grantee does not have a right to designate the taxable year of the payment.
(n)Successors. All obligations of the Company under this Agreement shall be binding on any successor to the Company, and the term “Company” shall include any successor.

Form 2- RSU- M6 & Above (Non-CA)

(o)Entire Agreement, Amendments. Grantee agrees that this Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreements, either oral or in writing, between Grantee and the Company with respect to all matters within the scope of this Agreement. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Grantee and an authorized officer of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.

Form 2- RSU- M6 & Above (Non-CA)

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chief Executive Officer and President, or a Vice President, as of the 4th day of March, 2024.
Agreed to:    ITT INC.

_____________________________
Grantee
(Online acceptance constitutes agreement)

Dated: _________________    Dated: March 4, 2024

Enclosures

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Form 2- RSU- M6 & Above (Non-CA)